UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 29, 2014

INTERACTIVE BROKERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830
(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Adoption of Rule 10b5-1 Trading Plan

IBG Holdings LLC (“Holdings”) has adopted a trading plan effective October 29, 2014. Holdings owns shares of Class A common stock of Interactive Brokers Group, Inc. (“IBKR” or the “Company”) for the benefit of certain of its members, who include Paul J. Brody, Chief Financial Officer and Director of the Company, Earl H. Nemser, Vice Chairman of the Company, and certain current and former employees of the Company and its subsidiaries.  Thomas Peterffy, the Company’s chairman and chief executive officer, has voting control of Holdings, but has no economic interest in the shares to be sold under the plan. The plan is designed to comply with guidelines specified under Rule 10b5-1 of the Exchange Act.

The trading plan was adopted in order to allow Holdings to sell the shares of IBKR stock received pursuant to the Company’s purchase of IBG LLC shares from Holdings, as more fully described in the prospectus supplement filed with the Securities and Exchange Commission on October 24, 2014.  Under the terms of the trading plan, Holdings intends to sell 1,358,478 shares of Class A common stock over time at prevailing market prices.  The transactions will occur until the earlier of the date on which all shares are sold, the plan is terminated in accordance with its terms and Rule 10b5-1 of the Exchange Act or October 27, 2015 and will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the Securities and Exchange Commission, as applicable.  Holdings and its members will have no control over the stock sales under the trading plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2014

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary